                                                                    Exhibit 4.40

================================================================================

                             ----------------------

                               STATS CHIPPAC LTD.

                          6-3/4% SENIOR NOTES DUE 2011

                             ----------------------

                                    INDENTURE

                          Dated as of November 18, 2004

                             ----------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                             ----------------------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section
    310(a)(1).......................................                7.10
       (a)(2).......................................                7.10
       (a)(3).......................................                N.A.
       (a)(4).......................................                N.A.
       (a)(5).......................................                7.10
       (b)..........................................                7.10
       (c)..........................................                N.A.
    311(a)..........................................                7.11
       (b)..........................................                7.11
       (c)..........................................                N.A.
    312(a)..........................................                2.05
       (b)..........................................                11.03
       (c)..........................................                11.03
    313(a)..........................................                7.06
       (b)(1).......................................                N.A.
       (b)(2).......................................             7.06; 7.07
       (c)..........................................             7.06; 11.02
       (d)..........................................                7.06
    314(a)..........................................          4.03;11.02; 11.05
       (b)..........................................                N.A.
       (c)(1).......................................                11.04
       (c)(2).......................................                11.04
       (c)(3).......................................                N.A.
       (d)..........................................                N.A.
       (e)..........................................                11.05
       (f)..........................................                N.A.
    315(a)..........................................                7.01
       (b)..........................................             7.05; 11.02
       (c)..........................................                7.01
       (d)..........................................                7.01
       (e)..........................................                6.11
    316(a) (last sentence)..........................                2.09
       (a)(1)(A)....................................                6.05
       (a)(1)(B)....................................                6.04
       (a)(2).......................................                N.A.
       (b)..........................................                6.07
       (c)..........................................                2.12
    317(a)(1).......................................                6.08
       (a)(2).......................................                6.09
       (b)..........................................                2.04
    318(a)..........................................                11.01
       (b)..........................................                N.A.
       (c)..........................................                11.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                           Page
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01     Definitions...........................................................................      1
Section 1.02     Other Definitions.....................................................................     24
Section 1.03     Incorporation by Reference of Trust Indenture Act.....................................     25
Section 1.04     Rules of Construction.................................................................     25

                                    ARTICLE 2
                                    THE NOTES

Section 2.01     Form and Dating.......................................................................     26
Section 2.02     Execution and Authentication..........................................................     26
Section 2.03     Registrar and Paying Agent............................................................     27
Section 2.04     Paying Agent to Hold Money in Trust...................................................     27
Section 2.05     Holder Lists..........................................................................     27
Section 2.06     Transfer and Exchange.................................................................     28
Section 2.07     Replacement Notes.....................................................................     39
Section 2.08     Outstanding Notes.....................................................................     39
Section 2.09     Treasury Notes........................................................................     40
Section 2.10     Temporary Notes.......................................................................     40
Section 2.11     Cancellation..........................................................................     40
Section 2.12     Defaulted Interest....................................................................     40

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01     Notices to Trustee....................................................................     41
Section 3.02     Selection of Notes to Be Redeemed or Purchased........................................     41
Section 3.03     Notice of Redemption..................................................................     41
Section 3.04     Effect of Notice of Redemption........................................................     42
Section 3.05     Deposit of Redemption or Purchase Price...............................................     42
Section 3.06     Notes Redeemed or Purchased in Part...................................................     43
Section 3.07     Optional Redemption...................................................................     43
Section 3.08     Mandatory Redemption..................................................................     44
Section 3.09     Offer to Purchase by Application of Excess Proceeds...................................     44

                                    ARTICLE 4
                                    COVENANTS

Section 4.01     Payment of Notes......................................................................     46
Section 4.02     Maintenance of Office or Agency.......................................................     46
Section 4.03     Reports...............................................................................     47
Section 4.04     Compliance Certificate................................................................     48
Section 4.05     Taxes.................................................................................     48
Section 4.06     Stay, Extension and Usury Laws........................................................     48
Section 4.07     Restricted Payments...................................................................     49
Section 4.08     Limitations on Restrictions on Distributions from Restricted Subsidiaries.............     52
Section 4.09     Limitation on Indebtedness............................................................     53
Section 4.10     Asset Sales...........................................................................     56

Section 4.11     Transactions with Affiliates..........................................................     58
Section 4.12     Liens.................................................................................     59
Section 4.13     Limitation on Assets of Non-Guarantors................................................     59
Section 4.14     Corporate Existence...................................................................     60
Section 4.15     Offer to Repurchase Upon Change of Control............................................     60
Section 4.16     Note Guarantee by STATS ChipPAC Korea.................................................     61
Section 4.17     No Amendment to Subordination Provisions..............................................     63
Section 4.18     Payments for Consent..................................................................     64
Section 4.19     Payment of Additional Amounts.........................................................     64
Section 4.20     Additional Note Guarantees............................................................     65

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets..............................................     65
Section 5.02     Merger, Consolidation, or Sale of Assets of Guarantors................................     67

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01     Events of Default.....................................................................     67
Section 6.02     Acceleration..........................................................................     69
Section 6.03     Other Remedies........................................................................     70
Section 6.04     Waiver of Past Defaults...............................................................     70
Section 6.05     Control by Majority...................................................................     71
Section 6.06     Limitation on Suits...................................................................     71
Section 6.07     Rights of Holders of Notes to Receive Payment.........................................     71
Section 6.08     Collection Suit by Trustee............................................................     71
Section 6.09     Trustee May File Proofs of Claim......................................................     71
Section 6.10     Priorities............................................................................     72
Section 6.11     Undertaking for Costs.................................................................     72

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01     Duties of Trustee.....................................................................     73
Section 7.02     Rights of Trustee.....................................................................     73
Section 7.03     Individual Rights of Trustee..........................................................     74
Section 7.04     Trustee's Disclaimer..................................................................     74
Section 7.05     Notice of Defaults....................................................................     74
Section 7.06     Reports by Trustee to Holders of the Notes............................................     75
Section 7.07     Compensation and Indemnity............................................................     75
Section 7.08     Replacement of Trustee................................................................     76
Section 7.09     Successor Trustee by Merger, etc......................................................     76
Section 7.10     Eligibility; Disqualification.........................................................     77
Section 7.11     Preferential Collection of Claims Against Company.....................................     77

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance..............................     77
Section 8.02     Legal Defeasance and Discharge........................................................     77
Section 8.03     Covenant Defeasance...................................................................     78
Section 8.04     Conditions to Legal or Covenant Defeasance............................................     78

Section 8.05     Deposited Money and Government Securities to be Held in Trust; Other
Miscellaneous Provisions...............................................................................     80
Section 8.06     Repayment to Company..................................................................     80
Section 8.07     Reinstatement.........................................................................     81

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01     Without Consent of Holders of Notes...................................................     81
Section 9.02     With Consent of Holders of Notes......................................................     82
Section 9.03     Compliance with Trust Indenture Act...................................................     83
Section 9.04     Revocation and Effect of Consents.....................................................     83
Section 9.05     Notation on or Exchange of Notes......................................................     84
Section 9.06     Trustee to Sign Amendments, etc.......................................................     84

                                   ARTICLE 10
                           SATISFACTION AND DISCHARGE

Section 10.01    Satisfaction and Discharge............................................................     84
Section 10.02    Application of Trust Money............................................................     85

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01    Trust Indenture Act Controls..........................................................     85
Section 11.02    Notices...............................................................................     86
Section 11.03    Communication by Holders of Notes with Other Holders of Notes.........................     87
Section 11.04    Certificate and Opinion as to Conditions Precedent....................................     87
Section 11.05    Statements Required in Certificate or Opinion.........................................     87
Section 11.06    Rules by Trustee and Agents...........................................................     87
Section 11.07    No Personal Liability of Directors, Officers, Employees and Stockholders..............     87
Section 11.08    Governing Law.........................................................................     88
Section 11.09    JURISDICTION..........................................................................     88
Section 11.10    Waiver of Immunity....................................................................     88
Section 11.11    Process Agent.........................................................................     88
Section 11.12    No Adverse Interpretation of Other Agreements.........................................     89
Section 11.13    Successors............................................................................     89
Section 11.14    Severability..........................................................................     89
Section 11.15    Counterpart Originals.................................................................     89
Section 11.16    Currency Indemnity....................................................................     89
Section 11.17    Currency Calculation..................................................................     89
Section 11.18    Table of Contents, Headings, etc......................................................     90

                                    EXHIBITS

Exhibit A        FORM OF NOTE
Exhibit B        FORM OF CERTIFICATE OF TRANSFER
Exhibit C        FORM OF CERTIFICATE OF EXCHANGE
Exhibit D        FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E        FORM OF NOTATION OF GUARANTEE
Exhibit F        FORM OF SUBSIDIARY GUARANTEE AGREEMENT

      INDENTURE dated as of November 18, 2004 between STATS ChipPAC Ltd., a corporation organized under the laws of the Republic of Singapore, and U.S. Bank National Association, as trustee.

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6 -3/4% Senior Notes due 2011 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Premium" means, with respect to any Note on any redemption date, the excess of:

            (1) the present value at such redemption date of (a) the redemption price of the Note at November 15, 2008, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (b) all required interest payments due on the Note through November 15, 2008, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (2) the principal amount of the Note, if greater.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof, and not by the provisions of Section 4.10 hereof; and (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

      (a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

      (b) a transfer of assets between or among the Company and the Guarantors;

      (c) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Guarantor;

      (d) the sale or lease of products, services, accounts receivable or inventory in the ordinary course of business and any sale or other disposition of damaged, uneconomical, negligible, surplus, worn-out or obsolete assets or assets that are no longer useful in the conduct of business of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business;

      (e) the sale or other disposition of cash or Temporary Cash Investments;

      (f) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

      (g) the issuance, sale or other disposition of shares of Capital Stock of a Restricted Subsidiary where such shares are directors' qualifying shares or are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

      (h) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; and

      (i) the lease, assignment or sublease of any real or personal property in the ordinary course of business and consistent in scale and scope with past practice.

      "Attributable Debt" relating to a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/ Leaseback Transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended.

      "Average Life" means, as of the date of determination, relating to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Indebtedness or redemption or similar payment relating to the Preferred Stock multiplied by the amount of the payment by (2) the sum of all the payments.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in compliance with U.S. GAAP, and the amount of Indebtedness represented by the obligation shall be the capitalized amount of the obligation determined in compliance with U.S. GAAP; and the Stated Maturity of the obligation shall be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange
      Act) other than to one or more Permitted Holders or any Related Party of any Permitted Holder;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Permitted Holders and their respective Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

            (4) the Company consolidates with, or merges with or into, any Person, other than the Permitted Holders and their respective Related Parties, or any Person other than the Permitted Holders and their respective Related Parties, consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the foregoing, any sale, lease, transfer, conveyance, merger, liquidation, or dissolution involving any of the assets or capital stock of any Permitted Holder shall not be considered a "Change of Control."

      "Clearstream" means Clearstream Banking, S.A.

      "Company" means STATS ChipPAC Ltd., and any and all successors thereto.

      "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of determination to (b) Consolidated Interest Expense for the four fiscal quarters; provided, however, that:

            (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of the period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period;

            (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless the Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the period shall be calculated on a pro forma basis as if the discharge had occurred on the first day of the period and as if the Company or the Restricted Subsidiary has not earned the interest income actually earned during the period relating to cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge the Indebtedness;

            (3) if since the beginning of the period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Sale, the EBITDA for the period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the assets which are the subject of the Asset Sale for the period, or increased by an amount equal to the EBITDA, if negative, directly attributable for the period and Consolidated Interest Expense for the period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged relating to the Company and its continuing Restricted Subsidiaries in connection with the Asset Sale for the period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of the Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after the sale);

            (4) if since the beginning of the period the Company or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary, or any Person which becomes a Restricted Subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving their pro forma effect, including the Incurrence of any Indebtedness, as if the Investment or acquisition occurred on the first day of the period; and

            (5) if since the beginning of the period any Person, that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the period, shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment under clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the period, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving their pro forma effect as if the Asset Sale, Investment or acquisition occurred on the first day of the period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating to the acquisition or disposition and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with, the acquisition or disposition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company and shall include any applicable Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of the Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to the Indebtedness if the Interest Rate Agreement has a remaining term in excess of 12 months.

      "Consolidated Interest Expense" means, for any period, the Company's total interest expense and that of its consolidated Restricted Subsidiaries determined in compliance with U.S. GAAP, plus, to the extent not included in total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

            (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, in each case, determined in compliance with U.S. GAAP;

            (2) amortization of debt discount and debt issuance cost;

            (3) capitalized interest;

            (4) non-cash interest expenses;

            (5) commissions, discounts and other fees and charges owed relating to letters of credit and bankers' acceptance financing;

            (6) net costs associated with Hedging Obligations involving any Interest Rate Agreement, including amortization of fees, determined compliance U.S. GAAP;

            (7) dividends paid in cash or Disqualified Stock relating to (A) all Preferred Stock of Restricted Subsidiaries and (B) all of the Company's Disqualified Stock, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary;

            (8) interest actually paid by the Company or a Restricted Subsidiary under any Guarantee of Indebtedness of any other Person; and

            (9) the cash contributions to any employee stock ownership plan or similar trust to the extent the contributions are used by the plan or trust to pay interest or fees to any Person other than the Company in connection with Indebtedness Incurred by the plan or trust;

and less, to the extent included in total interest expense, the amortization during the period of capitalized financing costs associated with the issuance of the Notes and the related repayment of the 12.75% senior subordinated notes due 2009 of ChipPAC International Company Limited, and the amortization during the period of other capitalized financing costs.

      "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries determined in compliance with U.S. GAAP; provided, however, that there shall not be included in the Consolidated Net Income:

            (1) any net income of any Person other than the Company if the Person is not a Restricted Subsidiary, except that (A) limited by the exclusion contained in clause (4) below, the Company's equity in the net income of the Person for the period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by the Person during the period to the Company or a Restricted Subsidiary as a dividend or other distribution subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below and (B) the Company's equity in a net loss of the Person for the period shall be included in determining the Consolidated Net Income;

            (2) any net income or loss of any Person acquired by the Company or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of the acquisition;

            (3) any net income or loss of any Restricted Subsidiary if the Restricted Subsidiary is restricted, directly or indirectly, in its ability to pay dividends or make distributions, directly or indirectly, to the Company, except that (A) limited by the exclusion contained in clause
      (4)
      below, the Company's equity in the net income of the Restricted Subsidiary for the period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary consistent with these restrictions during the period to the Company or another Restricted Subsidiary as a dividend or other distribution subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause, and (B) the Company's equity in a net loss of any the Restricted Subsidiary for the period shall be included in determining Consolidated Net Income;

            (4) any gain or loss realized upon the sale or other disposition of any of assets of the Company or those of its consolidated Subsidiaries, including under any sale-and-leaseback arrangement, which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (5) any extraordinary or unusual gains or losses and the related tax effect in compliance with U.S. GAAP;

            (6) any translation gains and losses due solely to fluctuations in currency values and the related tax effect in compliance with U.S. GAAP;

            (7) the cumulative effect of a change in accounting principles; or

            (8) any loss by any Person arising from the Merger and the transactions contemplated thereby.

Notwithstanding the provisions, for the purposes of Section 4.07 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause (a)(3)(D) of Section 4.07 hereof.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Multi-Currency Specific Advance Facility) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Currency Agreement" of a Person means any foreign exchange contract, currency swap agreement or other similar agreement to which the Person is a party or beneficiary.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following in the amount deducted in calculating Consolidated Net Income, without duplication:

            (1) all income tax expense the Company and its consolidated Restricted Subsidiaries;

            (2) depreciation expense of the Company and its consolidated Restricted Subsidiaries;

            (3) amortization expense or non-cash impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles" of the Company and its consolidated Restricted Subsidiaries, excluding amortization expense other than the amortization of capitalized financing costs, attributable to a prepaid cash item that was paid in a prior period;

            (4) all non-cash stock-based compensation charges of the Company and its consolidated Restricted Subsidiaries;

            (5) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries, excluding any non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period; and

            (6) all fees and expenses paid or required to be paid by the Company and its consolidated Restricted Subsidiaries arising from the Merger and the transactions contemplated thereby in each case for the period. Notwithstanding these provisions, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted

Subsidiary shall be added to Consolidated Net Income to compute EBITDA only in an amount that and in the same proportion that the net income of the Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by the Restricted Subsidiary without prior approval that has not been obtained, under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Restricted Subsidiary or its stockholders.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Securities" means securities that are direct obligations, or certificates representing an ownership interest in the obligations, of the United States of America, including any Person controlled or supervised by and acting as an agency or instrumentality of the United States, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantors" means each of:

            (1) STATS ChipPAC, Inc., a Delaware corporation, STATS ChipPAC Test Services, Inc., a Delaware corporation, STATS Holdings Limited, a company organized under the laws of the British Virgin Islands, ChipPAC, Inc., a Delaware corporation, ChipPAC International Company Limited, a company organized under the laws of the British Virgin Islands, ChipPAC Liquidity Management Hungary Limited Liability Company, a limited liability company organized under the laws of Hungary, ChipPAC Luxembourg S.a.R.L., a company organized under the laws of Luxembourg, STATS ChipPAC (Barbados) Ltd., a company organized under the laws of Barbados, STATS ChipPAC (BVI) Limited, a company organized under the laws of the British Virgin Islands and STATS ChipPAC Malaysia;

            (2) STATS ChipPAC Korea Ltd., if the Korea Approvals are obtained;
      and

            (3) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture and the Subsidiary Guarantee Agreement.

      "Hedging Obligations" of any Person means the obligations of the Person under any Interest Rate Agreement or Currency Agreement.

      "Holder" means a Person in whose name a Note is registered.

      "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be considered to be Incurred by the Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, and the issuance as interest or dividend payments of pay-in-kind securities having identical terms to the underlying security and which pay-in-kind securities were contemplated on the issue date of the underlying security, in each case shall not be deemed the Incurrence of Indebtedness.

      "Indebtedness" of any Person on any date of determination means, without duplication:

            (1) the principal of and premium, if any, of (A) indebtedness of the Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

            (2) all Capital Lease Obligations of the Person and all Attributable Debt of Sale/Leaseback Transactions entered into by the Person;

            (3) all obligations of the Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement, but excluding trade accounts and accrued expenses payable arising in the ordinary course of business;

            (4) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations under letters of credit securing obligations, other than obligations described in clauses
      (1) through (3) above, entered into in the ordinary course of business of the Person to the extent the letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth business day following payment on the letter of credit;

            (5) the amount of all obligations of the Person relating to the redemption, repayment or other repurchase of any Disqualified Stock or, relating to any Subsidiary of the Person, the liquidation preference relating to, any Preferred Stock, but excluding, in each case, any accrued dividends;

            (6) all obligations of the type referred to in clauses (1) through
      (5) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7) all obligations of the type referred to in clauses (1) through
      (6) of other Persons secured by any Lien on any property or asset of the Person, whether or not the obligation is assumed by the Person, the amount of the obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured; and

            (8) to the extent not otherwise included in this definition, Hedging Obligations of the Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at the date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be considered to be the face amount of the Indebtedness less the remaining unamortized portion of the original issue discount of the Indebtedness at the time as determined in compliance with U.S. GAAP.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the first $215.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

      "Initial Purchasers" means Deutsche Bank AG, Singapore Branch and Lehman Brothers International (Europe).

      "Interest Rate Agreement" of a Person means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Person against fluctuations in interest rates.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Investments" by any Person means all investments by the Person in other Persons in the forms of any direct or indirect advance, loan other than (a) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and (b) commission, travel and similar advances to officers and employees made in the ordinary course of business, or other extensions of credit, including by way of Guarantee or similar arrangement, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by the other Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07 hereof:

            (1) "Investment" shall include the portion, proportionate to the Company's equity interest in the Subsidiary, of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of the Subsidiary as a Restricted Subsidiary, the Company will be considered to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount, if positive, equal to (x) the Company's "Investment" in the Subsidiary at the time of the redesignation less (y) the portion, proportionate to the Company's equity interest in the Subsidiary, of the Fair Market Value of the net assets of the Subsidiary at the time of the redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of the transfer.

      "Issue Date" means the date hereof.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Merger" means the merger between ChipPAC, Inc. and Camelot Merger, Inc. pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2004, among ST Assembly Test Services Ltd, Camelot Merger, Inc. and ChipPAC, Inc.

      "Moody's" means Moody's Investors Service, Inc.

      "Multi-Currency Specific Advance Facility" means that certain Multi-Currency Specific Advance Facility by and between the Company and the Oversea-Chinese Banking Corporation Limited pursuant to the letter agreements dated September 29, 2004 and July 11, 2003, providing for up to $50.0 million of credit borrowings, as amended, notated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Net Cash Proceeds" relating to any issuance or sale of Capital Stock, means the cash proceeds of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result the issuance or sale and any reserve for adjustment in the sale price of the asset or assets established in compliance with U.S. GAAP.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Specified Senior Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP against any liabilities associated with the transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture or the Subsidiary Guarantee Agreement.

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Holder" means each of Temasek Holdings (Private) Limited, Singapore Technologies Holdings Pte Ltd., Singapore Technologies Pte Ltd. and Singapore Technologies Semiconductors Pte Ltd. and their respective successors and assigns.

      "Permitted Investments" means an Investment by the Company or any Restricted Subsidiary in:

            (1) a Restricted Subsidiary that is a Guarantor or a Person that will, upon the making of the Investment, become a Restricted Subsidiary that is a Guarantor; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another Person if as a result of the Investment the other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary that is a Guarantor; provided, however, that such Person's primary business is a Related Business;

            (3) Temporary Cash Investments;

            (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable on customary trade terms; provided, however, that the trade terms may include the concessionaire trade terms as the Company or the Restricted Subsidiary deems reasonable under the circumstances;

            (5) Investments in existence on the Issue Date;

            (6) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (7) loans or advances to employees, directors, officers or consultants made in the ordinary course of the Company's business or that of the Restricted Subsidiary;

            (8) any Person to the extent that such Person is a supplier (or an Affiliate thereof) to the Company or any of its Restricted Subsidiaries and as a result of such Investment, the Company or such Restricted Subsidiary receives improved technology or materially improved pricing, timing of delivery or availability with respect to the products or services provided by such supplier; provided that such Investment is made in the ordinary course of business and consistent in scale and scope with past practice of the Company or the applicable Restricted Subsidiary;

            (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

            (10) any Person to the extent the Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

            (11) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business and otherwise in compliance with this Indenture;

            (12) so long as no Default shall have occurred and be continuing or results from the Investment, any Person in an aggregate amount which, when added together with the amount of all the Investments made under this clause (12) which at the time of the Investment have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of (A) $60.0 million and (B) 5.0% of Total Assets, with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value;

            (13) a Restricted Subsidiary that is not Guarantor, that is organized under the laws of the Peoples Republic of China and that is primarily engaged in a Related Business, which Investment is solely for the purpose of allowing such Restricted Subsidiary, under the laws of the Peoples Republic of China, to (x) make capital expenditures or (y) acquire other assets that are not classified as current assets under U.S. GAAP and that are used or useful in such Related Business, in each case, so long as that for every $1.00 invested in such Restricted Subsidiary at least $3.00 are expended to (A) make a capital expenditure or (B) acquire other assets that are not classified as current assets under U.S. GAAP and that are useful in such Related Business, but in any event not to exceed $35.0 million in Investments under this clause (13) in the aggregate in any twelve-month period;

            (14) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock);

            (15) Guarantees of Indebtedness permitted under Section 4.09 hereof and performance guarantees consistent with past practice;

            (16) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivables held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured investment in default;

            (17) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons entered into in the ordinary course of business and consistent in scale and scope with past practice; and

            (18) Simmtech Co. Ltd. pursuant to contractual relationships in effect on the Issue Date.

      "Permitted Liens" means:

            (1) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations related thereto;

            (2) Liens in favor of the Company or any Guarantor;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

            (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

            (5) Liens (or deposits of cash or government bonds) in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds to secure such bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case, incurred in the ordinary course of business and consistent with past practice;

            (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (b)(14) of Section 4.09 hereof covering only the assets acquired with or financed by such Indebtedness;

            (7) Liens existing on the Issue Date;

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

            (9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

            (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

            (12) Liens to secure any Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                  (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Refinancing Indebtedness permitted hereunder and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

            (13) attachment or judgment Liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated in good faith for the review of such judgment have not been finally terminated or the period within such proceedings may be initiated has not expired;

            (14) pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business and consistent with past practice;

            (15) Liens in favor of the Trustee with respect to the Notes for its own benefit and for the benefit of the Holders of the Notes;

            (16) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition;

            (17) Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person's obligations in respect of bankers' acceptances issued or credited for the account of that Person in the ordinary course of business to facilitate the purchase, shipment or storage of that inventory or other goods;

            (18) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

            (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

            (20) banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

            (21) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; and

            (22) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes however designated which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Person, over shares of Capital Stock of any other class of the Person.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Pro Forma Cost Savings" during any period means the reduction in costs that were:

            (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

            (2) implemented by the business that was the subject of the asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of the business, as if, in the case of each of clause (1) and (2), all the reductions in costs had been effected as of the beginning of the period.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Refinance" of any Indebtedness means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, the indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that

            (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (2) the Refinancing Indebtedness has an Average Life at the time the Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

            (3) the Refinancing Indebtedness has an aggregate principal amount, or if Incurred with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if Incurred with original issue discount, the aggregate accreted value, then outstanding or committed, plus fees and expenses, including any premium and defeasance costs, under the Indebtedness being Refinanced;

provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

      "Related Business" means any business related, ancillary or complementary to the businesses of the Company and those of its Restricted Subsidiaries on the Issue Date.

      "Related Person" means: (1) any controlling stockholder or 80% (or more) owned Subsidiary of any Permitted Holder or (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consists of any Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Payment" of any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort relating to its Capital Stock, including any payment in connection with any merger or consolidation involving the Person, or similar payment to the direct or indirect holders of its Capital Stock in their capacity as such, other than dividends or distributions payable solely in its Capital Stock other than Disqualified Stock, and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders, majority stockholders or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation;

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company other than a Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock, other than into Capital Stock of the Company that is not Disqualified Stock;

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such purchase, repurchase or acquisition; or

            (4) the making of any Investment in any Person other than a Permitted Investment.

In determining the amount of any Restricted Payment made in property other than cash, the amount shall be the fair market value of the property at the time of the Restricted Payment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "S&P" means Standard & Poor's Ratings Group.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers the property to a Person and the Company or a Restricted Subsidiary leases it from the Person. Notwithstanding the foregoing, any transfer of property by the Company or a Restricted Subsidiary to a Person within 90 days of such property's acquisition by the Company or such Restricted Subsidiary that is then leased back to the Company or such Restricted Subsidiary at any time following such transfer shall not be considered a Sale/Leaseback Transaction.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

      "Specified Senior Indebtedness" means (i) the Indebtedness of any Person, whether outstanding on the Issue Date or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided, that such obligations are subordinate in right of payment to the Notes; provided, however, that Specified Senior Indebtedness shall not include
(1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

      "Stated Maturity" of any security means the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including under any mandatory redemption provision, but excluding any provision providing for the repurchase of the security at the option of the holder upon the happening of any contingency unless the contingency has occurred.

      "STATS ChipPAC China" means each of STATS ChipPAC Shanghai Co., Ltd. (formerly ChipPAC (Shanghai) Company Ltd) and STATS ChipPAC Test Services (Shanghai) Co., Ltd. (formerly STATS Shanghai Ltd).

      "STATS ChipPAC Korea" means STATS ChipPAC Korea Ltd. (formerly ChipPAC Korea Company Ltd.).

      "STATS ChipPAC Malaysia" means STATS ChipPAC Malaysia Sdn. Bhd. (formerly ChipPAC Malaysia Sdn. Bhd.).

      "Subordinated Note Indenture" means that certain indenture, dated as of May 28, 2003, between ChipPAC, Inc. and U.S. Bank National Association, as trustee, as amended or supplemented from time to time, relating to the Subordinated Notes.

      "Subordinated Notes" mean the 2.50% Convertible Subordinated Notes due 2008 of ChipPAC, Inc. issued pursuant to the Subordinated Note Indenture.

      "Subordinated Obligation" means any Indebtedness of the Company or any Guarantor, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to, in the case of the Company, the Notes or, in the case of any Guarantor, its Guarantee, under a written agreement to that effect.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Subsidiary Guarantee Agreement" means that certain Subsidiary Guarantee Agreement dated as of the date hereof made by STATS ChipPAC, Inc., a Delaware corporation, STATS Holdings

Limited, a corporation organized under the laws of the British Virgin Islands, ChipPAC, Inc., a Delaware corporation, STATS ChipPAC Test Services, Inc., a Delaware corporation, STATS ChipPAC (Barbados) Ltd., a corporation organized under the laws of Barbados, ChipPAC International Company Limited, a corporation organized under the laws of the British Virgin Islands, STATS ChipPAC (BVI) Limited, a corporation organized under the laws of the British Virgin Islands, ChipPAC Luxembourg S.a.R.L., a corporation organized under the laws of Luxembourg, ChipPAC Liquidity Management Hungary Limited, a limited liability company organized under the laws of Hungary, STATS ChipPAC Korea Ltd., a corporation organized under the laws of Korea, and STATS ChipPAC Malaysia Sdn. Bhd., a corporation organized under the laws of Malaysia, in favor of the Holders of the Notes and the Trustee, in the form attached as Exhibit G to this Indenture.

      "Temporary Cash Investments" means any of the following:

            (1) any evidence of Indebtedness, maturing not more than one year after the date of investment by the Company or any Restricted Subsidiary, issued by the United States of America or any of its instrumentality agencies, or by the Republic of Korea, the Republic of Singapore or any of their respective instrumentalities or agencies, or by the Asian Development Bank, the World Bank or any other supranational organization, referred to as the "Government Entities," and guaranteed or otherwise backed, directly or indirectly fully as to principal, premium, if any, and interest, by the Government Entity issuing the indebtedness;

            (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of the investments' acquisition issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million, or the foreign currency equivalent thereof, and has outstanding debt which is rated "A," or a similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

            (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of the Company, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to S & P; and

            (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of the United States, and rated at least "A" by S&P or "A" by Moody's.

      "TIA" means the Trust Indenture Act of 1939, as amended (15
U.S.C. Sections 77aaa-77bbbb).

      "Total Assets" means the total consolidated assets less goodwill of the Company and those of its Guarantors, as provided in the most recent consolidated balance sheet of the Company.

      "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2008; provided, however, that if the period from the redemption date to November 15, 2008, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

      "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means (1) Winstek Semiconductor Corporation unless and until such entity is designated a Restricted Subsidiary in accordance with the provisions of this Indenture, (2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (3) any Subsidiary of an Unrestricted Subsidiary of the Company. The Board of Directors of the Company may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless the Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if the Subsidiary has assets greater than $1,000, the designation would be permitted under Section 4.07 hereof. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to the designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.09 hereof and (y) no Default shall have occurred and be continuing. The designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with these provisions.

      "U.S. Dollar Equivalent" of any monetary amount in a currency other than U.S. dollars means, at any time for determination thereof, the amount of U.S. dollars obtained by converting the foreign currency involved in the computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to the determination.

Except as described under Section 4.09 hereof, whenever it is necessary to determine whether the Company has complied with any covenant herein or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, the amount will be treated as the U.S. Dollar Equivalent determined as of the date the amount is initially determined in the currency.

      "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary the Capital Stock of which (other than directors' qualifying shares) is at least 95% owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

                                                     Defined in
Term                                                  Section
----                                                 -----------
"Additional Amounts" ...........................           4.19
"Affiliate Transaction".........................           4.11
"Asset Sale Offer"..............................           3.09
"Authentication Order"..........................           2.02
"Change of Control Offer".......................           4.15
"Change of Control Payment".....................           4.15
"Change of Control Payment Date"................           4.15
"Covenant Defeasance"...........................           8.03
"DTC"...........................................           2.03
"Event of Default"..............................           6.01
"Excess Proceeds"...............................           4.10
"Foreign Jurisdiction Merger" ..................           5.01
"incur".........................................           4.09
"Korea Approvals" ..............................           4.16
"Korea Deadline" ...............................           4.16
"Korea Guarantee" ..............................           4.16
"Korea Guarantee Offer" ........................           4.16
"Korea Guarantee Offer Event" ..................           4.16
"Korea Guarantee Offer Payment Date" ...........           4.16
"Korea Guarantee Payment" ......................           4.16

                                                     Defined in
Term                                                  Section
----                                                 ----------
"Legal Defeasance"..............................           8.02
"Offer Amount"..................................           3.09
"Offer Period"..................................           3.09
"Paying Agent"..................................           2.03
"Payment Default" ..............................           6.01
"Purchase Date" ................................           3.09
"Process Agent" ................................          11.11
"Registrar".....................................           2.03
"Relevant Jurisdiction" ........................           4.19
"Successor Company" ............................           5.01
"Trigger Percentage.............................           4.13

Section 1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A1 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

      At least one Officer must sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section
2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

      The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. In addition, so long as the Notes are listed on Singapore Exchange Securities Trading Limited (the "SGX-ST") and the rules of the SGX-ST so require, the Company shall also appoint and maintain a Registrar and Paying Agent in Singapore, where Notes may be presented for registration, payment or redemption, in the event that a Global Note is exchanged for a Definitive Note.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

            (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

            (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

      Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

            (A) both:

                  (i) a written order from a Participant or an Indirect
            Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given in accordance with the Applicable
            Procedures containing information regarding the Participant account to be credited with such increase; or

            (B) both:

                  (i) a written order from a Participant or an Indirect
            Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted

      Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

      (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

      (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule
      144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (i) if the Holder of such Definitive Notes proposes to
            exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (ii) if the Holder of such Definitive Notes proposes to
            transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers,
      (B) they are not participating in a distribution of the Exchange Notes and
      (C) they are not affiliates (as defined in Rule 144) of the Company.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR

THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
            (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
            (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS

GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
      2.02 hereof or at the Registrar's request.

            (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) Neither the Registrar nor the Company will be required:

                  (A) to issue, to register the transfer of or to exchange any
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note
            selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the

Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2) the redemption date;

            (3) the principal amount of Notes to be redeemed; and

            (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if otherwise required by law.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

      The notice will identify the Notes to be redeemed and will state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date unless the Trustee consents to a shorter period, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

      One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

      (a) At any time prior to November 15, 2007, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the issuance of any Additional Notes hereunder) at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more sales of common Equity Interests (other than Disqualified Stock) of the Company; provided that:

            (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

            (2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

      (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to November 15, 2008.

      (c) On or after November 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

                                Year                                                  Percentage
                                ----                                                  ----------
2008.............................................................................       103.375%
2009.............................................................................       101.688%
2010 and thereafter..............................................................       100.000%

      Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (d) At any time prior to November 15, 2008, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

      (e) If, as a result of:

            (1) any amendment after the date of this Indenture to, or change after the date of this Indenture in, the laws or regulations of any Relevant Jurisdiction, or

            (2) any change after the date of this Indenture in the general application or general or official interpretation of the laws or regulations of any Relevant Jurisdiction applicable to the Company, the Company would be obligated to pay, on the next date for any payment and as a result of that change, Additional Amounts as described in Section 4.19 hereof with respect to the Relevant Jurisdiction, which the Company cannot avoid by the use of reasonable measures available to it, then the Company may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued interest and Liquidated Damages, if any, to the redemption date. Prior to the giving of any notice of redemption described in this paragraph, the Company will deliver to the Trustee an Officers' Certificate stating that:

                  (A) the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it;
            and

                  (B) the Company has or will become obligated to pay such
            Additional Amounts as a result of an amendment, change, or official application or interpretation described above.

      (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the

Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01      Payment of Notes.

      The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports.

      (a) So long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes at the expense of the Company, within the time periods specified in the SEC's rules and regulations:

            (1) all annual reports that would be required to be filed with or furnished to the SEC on Form 20-F if the Company were required to file or furnish such reports;

            (2) all quarterly reports on Form 6-K whether or not the Company is required to file or furnish such reports to the SEC; and

            (3) all current reports that would be required to be filed with or furnished to the SEC on Form 6-K if the Company were required to file or furnish such reports.

            All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 20-F referred to in clause (1) above will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. Each quarterly report on Form 6-K referred to in clause (2) above will include the Company's consolidated balance sheet and consolidated income statement and will be furnished by the Company to the Holders of Notes (or the Company will cause the Trustee to furnish to the Holders of Notes) and will be furnished to the SEC within 45 days following the end of the first, second and third fiscal quarter of each fiscal year. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (3) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

            If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

      (b) In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by this Section 4.03, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Delivery of reports and information under this Section 4.03 to the Trustee is for informational purposes only and the Trustee's receipt of such reports and information shall not constitute constructive notice of any such information.

Section 4.04      Compliance Certificate.

      (a) The Company shall, and shall cause each Guarantor (to the extent that such Guarantor is so required under the TIA) to, deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Subsidiary Guarantee Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

      The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not, and will cause each of the Guarantors not to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Subsidiary Guarantee Agreement; and the Company, on behalf of itself and each of the Guarantors (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time that the Company or the Restricted Subsidiary makes the Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result as a result of making the Restricted Payment);

            (2) the Company is not able to Incur an additional $1.00 of Indebtedness under clause (a) of Section 4.09 hereof; or

            (3) the aggregate amount of the Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum, without duplication, of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period, treated as one accounting period, from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the Restricted Payment, or, in case Consolidated Net Income shall be a deficit, minus 100% of the deficit;

                  (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or capital contribution relating to, its Capital Stock, other than Disqualified Stock, subsequent to the Issue Date, other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of employees to the extent that the purchase by the plan or trust is financed by Indebtedness of the plan or trust to the Company or any of its Subsidiaries or Indebtedness guaranteed by the Company or any of its Subsidiaries, and the Fair Market Value of property, other than cash that would constitute Temporary Cash Investments or a Related Business, received by the Company or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital, other than from a Subsidiary of the Company or that was financed with loans from the Company or any Restricted Subsidiary;

                  (C) the amount by which Indebtedness of the Company or any
            Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange, other than by a Subsidiary of the Company subsequent to the Issue Date, of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for the Company's Capital Stock, other than Disqualified Stock, less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company or any Restricted Subsidiary upon the conversion or exchange; and

                  (D) an amount equal to the sum of (i) the net reduction in
            Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case, to the Company or any Restricted Subsidiary from the Person, and (ii) the portion, proportionate to the Company's equity interest in the Subsidiary, of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that this sum shall not exceed, in the case of any Person, the amount of Investments previously made, and treated as a Restricted Payment, by the Company or any Restricted Subsidiary in the Person.

      (b) The provisions of clause (a) of this Section 4.07 shall not prohibit:

                  (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution relating to, Capital Stock of the Company, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of employees to the extent that the purchase by the plan or trust is financed by Indebtedness of the plan or trust to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries; provided, however, that (A) the Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (a)(3)(B) of this Section 4.07;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred under Section 4.09 hereof; provided, however, that the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) any purchase or redemption of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or a Restricted Subsidiary which is permitted to be Incurred under Section 4.09 hereof; provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) any purchase or redemption of Subordinated Obligations from Net Proceeds upon completion of an Asset Sale Offer to the extent permitted by Section 4.10 hereof; provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes under
      Section 4.15 hereof, including the purchase of the Notes tendered, any purchase or redemption of Subordinated Obligations required under the terms of the Subordinated Obligations as a result of the Change of Control at a purchase or redemption price not to exceed the outstanding principal amount of the Subordinated Obligations, plus any accrued and unpaid interest; provided, however, that

                        (A) at the time of the purchase or redemption no Default
            shall have occurred and be continuing or would result from the purchase or redemption;

                        (B) the Company would be able to Incur an additional
            $1.00 of Indebtedness under clause (a) of Section 4.09 hereof after giving pro forma effect to the Restricted Payment; and

                        (C) the purchase or redemption shall be included in the
            calculation of the amount of Restricted Payments.

                  (6) dividends paid within 60 days after the date of
            declaration of the dividends if, at the date of declaration, the dividends would have complied with this Section 4.07; provided, however, that the dividends shall be included in the calculation of the amount of Restricted Payments;

                  (7) the repurchase or other acquisition of shares of, or
            options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries, or permitted transferees of these employees, former employees, consultants, former consultants, directors or former directors), under the terms of the agreements, including employment and consulting agreements, or plans, or amendments approved by the Board of Directors of the Company under which these individuals purchase or sell or are granted the option to purchase or sell, shares of the common stock; provided, however, that the aggregate amount of the repurchases shall not exceed the sum of:

                        (A) $5.0 million;

                        (B) the Net Cash Proceeds from the sale of Capital Stock
                  to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale have not otherwise been applied to the payment of Restricted Payments by virtue of clause (a)(3)(B) of this Section 4.07; and

                        (C) the cash proceeds of any "key man" life insurance
                  policies that are used to make the repurchases;

provided, further, that (i) the repurchases shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (a)(3)(B) of this Section 4.07.

            (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price of the stock options; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

            (9) payments not to exceed $200,000 in the aggregate solely to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that the payments shall be excluded in the calculation of the amount of Restricted Payments;

            (10) Restricted Payments not to exceed $30.0 million payable on Capital Stock, including Disqualified Stock, issued to customers, clients, suppliers or purchasers or sellers of goods or services of the Company or a Restricted Subsidiary in connection with a strategic investment in the Company or a Restricted Subsidiary by the customers, clients, suppliers or purchasers or sellers of goods or services; provided, however, that the payments shall be included in the calculation of the amount of Restricted Payments;

            (11) Restricted Payments not exceeding $30.0 million in the aggregate for any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations; provided, however, that (A) at the time of the Restricted Payments, no Default shall have occurred and be continuing or result from the Restricted Payments, and (B) the Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

            (12) the repurchase or other acquisition or retirement for value of up to all of ChipPAC International Company Limited's 12.75% Senior Subordinated Notes due 2009 outstanding as of the Issue Date; provided, however, that the Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

            (13) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary, provided that the Fair Market Value of the shares of Capital Stock or assets shall not exceed the amount of the Investments that were made, and not subsequently reduced under clause (a)(3)(D) of this section 4.07, by the Company in the Unrestricted Subsidiary and were treated as Restricted Payments or were included in the calculation of the amount of Restricted Payments previously made; provided, however, that (A) the distributions shall be excluded in the calculation of the amount of Restricted Payments and (B) any net reduction in Investments in the Unrestricted Subsidiary resulting from the distribution shall be excluded from the calculation of amounts under clause (a)(3)(D) of this Section 4.07; or

            (14) Restricted Payments not exceeding $15.0 million in the aggregate; provided, however, that (A) at the time of the Restricted Payments, no Default shall have occurred and be continuing or result from the Restricted Payments and (B) the Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

Section 4.08 Limitations on Restrictions on Distributions from Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

            (1) any encumbrance or restriction under an agreement in effect at or entered into on the Issue Date, including this Indenture, the Notes and the Note Guarantees;

            (2) any encumbrance or restriction relating to a Restricted Subsidiary under an agreement relating to any Indebtedness Incurred by the Restricted Subsidiary on or prior to the date on which the Restricted Subsidiary was acquired by the Company, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions where the Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, and outstanding on that date;

            (3) any encumbrance or restriction under an agreement (A) evidencing Indebtedness Incurred without violation of this Indenture or (B) effecting a Refinancing of Indebtedness Incurred under an agreement referred to in clause (1) or (2) of this Section 4.08 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this
      Section 4.08 or this clause (3); provided, however, that in the case of clauses (A) and (B), the encumbrances and restrictions relating the Restricted Subsidiary contained in the refinancing agreement or amendment are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect than the encumbrances and restrictions relating to the Restricted Subsidiary contained in agreements of the Restricted Subsidiary in effect at, or entered into on, the Issue Date;

            (4) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent the provisions restrict the transfer of the lease or the property leased thereunder or in licenses entered into in the ordinary course of business to the extent the licenses restrict the transfer of the license or the property licensed under the license;

            (5) in the case of clause (c) of the first paragraph of this Section 4.08, restrictions contained in security agreements (including Capital Lease Obligations) or mortgages securing Indebtedness of a Restricted Subsidiary so long as the restrictions solely restrict the transfer of the property governed by the security agreements or mortgages;

            (6) restrictions on the transfer of assets under any Lien permitted under this Indenture imposed by the holder of the Lien;

            (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the first paragraph of this Section 4.08;

            (8) provisions relating to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (9) any restriction relating to a Restricted Subsidiary imposed under an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Restricted Subsidiary pending the closing of the sale or disposition;

            (10) any restriction arising under applicable law, regulation or order;

            (11) any agreement or instrument governing Capital Stock, other than Disqualified Stock, of any Person that is in effect on the date the Person is acquired by the Company or a Restricted Subsidiary;

            (12) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (13) any encumbrance or restriction under an agreement evidencing Indebtedness incurred pursuant to clause (b)(9) of Section 4.09 hereof that is reasonable and customary for the type of Indebtedness incurred pursuant to clause (b)(9) of Section 4.09; and

            (14) customary provisions in joint venture agreements entered into with the approval of the Company's Board of Directors; provided, however, that (i) such encumbrance or restriction is applicable only to the assets of such Restricted Subsidiary that are the subject of such agreement, (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable agreements and
      (iii) the Company reasonably determines that any such encumbrance or restriction will not materially affect its ability to make any anticipated principal or interest payments on the Notes.

Section 4.09      Limitation on Indebtedness.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, except that the Company may Incur Indebtedness if, after giving pro forma effect to the Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

      (b) Notwithstanding the provisions of clause (a) of this Section 4.09, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (1) Indebtedness of the Company or any Guarantor Incurred under any Credit Facilities; provided, however, that, immediately after giving effect to the Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $100.0 million and (B) the sum of (x) $20.0 million, (y) 50% of the book value of the inventory of the Company and that of the Restricted Subsidiaries and (z) 80% of the book value of the accounts receivables of the Company and that of the Restricted Subsidiaries; provided, further, that the Indebtedness may only be Incurred by a Restricted Subsidiary that is a Guarantor if the Indebtedness, when added together with the amount of all other Indebtedness Incurred by Restricted Subsidiaries that are Guarantors under this clause (1) and then outstanding, does not exceed an amount equal to 50% of the greater of (x) the amount in clause (A) above and (y) the amount determined in clause (B) above;

            (2) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or a Guarantor; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness (other than to the Company or another Restricted Subsidiary) will be considered, in each case, to constitute the Incurrence of the Indebtedness by the issuer of that Indebtedness;

            (3) Indebtedness consisting of the Notes and the Exchange Notes, other than Additional Notes;

            (4) Indebtedness outstanding on the Issue Date, other than Indebtedness described in clause (1), (2), (3), (7), (8), (9) or (14) of this paragraph (b);

            (5) Refinancing Indebtedness relating to Indebtedness Incurred under paragraph (a) or under clause (2), (3), (4), (6) or this clause (5) of this paragraph (b); provided, however, that to the extent the Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred under clause (6) of this paragraph (b), the Refinancing Indebtedness shall be Incurred only by that Subsidiary;

            (6) Indebtedness of a Person Incurred and outstanding on or prior to the date on which the Person was acquired by the Company or a Restricted Subsidiary, other than Indebtedness Incurred in anticipation of, in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions where the Person was acquired by the Company or a Restricted Subsidiary; provided, however, that after giving pro forma effect to the transaction or series of related transactions, (a) the Consolidated Coverage Ratio increases as a consequence of the incurrence and related acquisition and (b) the Consolidated Coverage Ratio is at least 1.5 to 1.0;

            (7) Indebtedness of STATS ChipPAC Korea in an amount not to exceed $20.0 million in the aggregate;

            (8) Indebtedness of STATS ChipPAC Malaysia in an amount not to exceed $1.0 million in the aggregate;

            (9) Indebtedness of STATS ChipPAC China in an amount not to exceed $30.0 million aggregate principal amount;

            (10) Hedging Obligations of the Company or any Restricted Subsidiary under Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

            (11) Indebtedness of the Company or any Restricted Subsidiary in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

            (12) Indebtedness consisting of the Note Guarantees and Guarantees of other Indebtedness otherwise permitted under this Indenture;

            (13) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that the Indebtedness is satisfied within five business days of Incurrence;

            (14) Indebtedness, including Capital Lease Obligations, Incurred by the Company or any of the Guarantors to finance the purchase, lease or improvement of real or personal property or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning the assets, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (14) and then outstanding, does not exceed the greater of (A) $50.0 million and (B) 5% of Total Assets (in each case including any Refinancing Indebtedness of that Indebtedness);

            (15) Indebtedness Incurred by the Company or any of the Restricted Subsidiaries constituting reimbursement obligations under letters of credit issued in the ordinary course of business including, without limitation, letters of credit to procure raw materials, or relating to workers' compensation claims or self-insurance, or other Indebtedness relating to reimbursement-type obligations regarding workers' compensation claims;

            (16) Indebtedness of the Company issued to any of its directors, employees, officers or consultants or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the Notes, is not secured by any of the assets of the Company or the Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the Notes and Refinancing Indebtedness of that Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (16) and then outstanding, does not exceed $5.0 million;

            (17) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or Restricted Subsidiary for the purpose of financing the acquisition; provided that the maximum assumable liability of all the Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with the disposition; and

            (18) Indebtedness of the Company or a Guarantor in an aggregate principal amount which, together with all other Indebtedness of the Company and the Guarantors outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (1) through (17) above or paragraph
      (a) above) does not exceed $40.0 million.

      (c) Notwithstanding this provision, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Refinancing Indebtedness under the prior paragraph (b) if the proceeds from the Refinancing Indebtedness are used, directly or indirectly, to Refinance any Subordinated Obligations unless the Indebtedness shall be subordinated to the Notes or the relevant Note Guarantee, as applicable, to at least the same extent as the Subordinated Obligations.

      (d) For purposes of determining compliance with this Section 4.09,

            (1) if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify the item of Indebtedness at the time of its Incurrence, or later reclassify all or a portion of such Indebtedness in any manner that complies with this Indenture, and only be required to include the amount and type of the Indebtedness in one of the above clauses; and

            (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

      (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Guarantor to, Incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

      (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Limitation on Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of the Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of the Indebtedness, provided, however, that if any of the Indebtedness denominated in a different currency is governed by a Currency Agreement relating to U.S. dollars, covering all principal, premium, if any, and interest payable on the Indebtedness, the amount of Indebtedness expressed in U.S. dollars will be as provided in the Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) the U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined compliance the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of the excess will be determined on the date the Refinancing Indebtedness is Incurred.

Section 4.10      Asset Sales.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                  (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantor) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                  (B) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (C) any stock or assets of the kind referred to in clauses (2)
            or (4) of the next paragraph of this Section 4.10;

provided that the 75% limitation referred to in clause (2) above will not apply to any Asset Sale if the after-tax cash proceeds received therefrom, as determined in good faith by the Company's Board of Directors, is equal to or greater than what the after-tax cash proceeds would have been had the Asset Sale complied with the aforementioned 75% limitation.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

            (1) to repay Specified Senior Indebtedness of the Company or Indebtedness (other than Disqualified Stock) of any Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate thereof) and, if any such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock (including the acquisition of a minority interest in) the Related Business is or becomes a Restricted Subsidiary of the Company;

            (3) to make a capital expenditure; or

            (4) to acquire other assets that are not classified as current assets under U.S. GAAP and that are used or useful in a Related Business;

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within one year of such contractual commitment in accordance with the above clauses (2), (3) or (4), subject to only customary conditions which shall not include a financing condition, and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for the application of Net Proceeds set forth in this paragraph shall be considered satisfied.

      Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "Excess Proceeds." On the 365(th) day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale

Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11      Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction, including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of that transaction:

            (1) are no less favorable to the Company or the Restricted Subsidiary than those that could be obtained at the time of the transaction in arm's-length dealings with a Person who is not an Affiliate;

            (2) if the Affiliate Transaction involves an amount in excess of $10.0 million, have been approved by a majority of the disinterested members of the Board of Directors of the Company; and

            (3) if the Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making determinations of this kind to be on terms that are not less favorable to the Company and the Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate; provided, however, that this clause (3) shall not apply to any transaction that is an Affiliate Transaction solely because another party to such transaction is deemed an Affiliate of the Company through its direct or indirect relationship with any Permitted Holder.

      (b) The provisions of the prior paragraph (a) shall not prohibit:

            (1) any Restricted Payment permitted to be paid under Section 4.07 hereof;

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise under, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

            (3) the grant of stock options or similar rights to employees and directors of the Company or those of the Restricted Subsidiaries under plans or agreements approved by the Board of Directors of the Company;

            (4) loans or advances to employees, directors, officers or consultants (A) in the ordinary course of business or (B) otherwise in an aggregate amount not to exceed $5.0 million in the aggregate outstanding at any one time;

            (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of employees, directors, officers or consultants of the Company or any of its Subsidiaries in the ordinary course of business;

            (6) any transaction exclusively between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, that the transactions are not otherwise prohibited by this Indenture;

            (7) any agreement with an Affiliate in existence on the Issue Date and previously provided to the Trustee;

            (8) the issuance or sale of any Capital Stock of the Company other than Disqualified Stock; and

            (9) payments or cancellations of loans to employees or consultants of the Company or any Restricted Subsidiary that are approved by a majority of the Board of Directors of the Company in good faith and that are otherwise permitted under this Indenture not to exceed $2.0 million in the aggregate.

Section 4.12      Liens.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Liens to secure Indebtedness pursuant to clauses (b)(1) and
(b)(9) of Section 4.09 hereof, unless:

            (1) in the case of any Lien securing Subordinated Obligations, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such Subordinated Obligations; and

            (2) in all other cases, the Notes or such Note Guarantee, as the case may be, are secured on an equal and ratable basis.

Section 4.13      Limitation on Assets of Non-Guarantors.

      The Company shall not permit the Restricted Subsidiaries that are not Guarantors to collectively hold at any one time more than 33 1/3% (the "Trigger Percentage") of the sum of the Total Assets plus the total assets of all Restricted Subsidiaries that are not Guarantors; provided that in the event that, and for so long as, STATS ChipPAC Korea is not able to Guarantee the Notes because the Korea Approvals have not been obtained, the Trigger Percentage shall equal 50.0%.

Section 4.14      Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed; provided that in no event shall such date by later than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16      Note Guarantee by STATS ChipPAC Korea.(1)

      (a) The Company will, and will cause STATS ChipPAC Korea to, (1) use its best efforts to obtain, as soon as practicable following the Issue Date, all required regulatory approvals, including

-----------------
(1) Entire section to be deleted and replaced with "[Intentionally Omitted]' in the event the Korea Guarantee is in place at Closing.

without limitation, regulatory approval from the Bank of Korea, required for the valid issuance of STATS ChipPAC Korea's Note Guarantee (the "Korea Approvals") and, in any event, within 30 days following the Issue Date (the "Korea Deadline") and (2) validly issue the STATS ChipPAC Korea Note Guarantee (the "Korea Guarantee"). The Company will cause STATS ChipPAC Korea to provide the Korea Guarantee on the Business Day following receipt of the Korea Approvals (if the Korea Approvals are obtained within the 30-day period following the Issue
Date).

      (b) If, despite the best efforts described in clause (a) above, the Korea Approvals are not obtained and the Korea Guarantee is not validly issued prior to the Korea Deadline (a "Korea Guarantee Offer Event"), then the Company will make an offer (a "Korea Guarantee Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Korea Guarantee Payment"). Within 20 days following a Korea Guarantee Offer Event, the Company will mail or cause to be mailed a notice to each Holder describing the Korea Guarantee Offer Event and stating:

            (1) that the Korea Guarantee Offer is being made pursuant to this
      Section 4.16 and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed; provided that in no event shall such date by later than 90 days after the occurrence of such Korea Guarantee Offer Event (the "Korea Guarantee Offer Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Korea Guarantee Payment, all Notes accepted for payment pursuant to the Korea Guarantee Offer will cease to accrue interest after the Korea Guarantee Offer Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Korea Guarantee Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Korea Guarantee Offer Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Korea Guarantee Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Korea Guarantee Offer Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or

4.16 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under
Section 3.09 hereof or this Section 4.16 by virtue of such compliance.

      (c) On the Korea Guarantee Offer Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Korea Guarantee Offer;

            (2) deposit with the Paying Agent an amount equal to the Korea Guarantee Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      (d) The Paying Agent will promptly mail (but in any case not later than five days after the Korea Guarantee Offer Payment Date) to each Holder of Notes properly tendered the Korea Guarantee Offer Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Korea Guarantee Offer on or as soon as practicable after the Korea Guarantee Offer Payment Date.

      (e) If, despite the best efforts described in clause (a) above, the Korea Approvals are not obtained and the Korea Guarantee is not validly issued prior to the Issue Date or the Korea Deadline, then the interest rate on the Notes will accrue at a rate that is 0.25% higher than the then applicable interest rate on the Notes beginning on the 31(st) day following the Issue Date through and including the earlier to occur of the date on which (1) both the Korea Approvals have been obtained and the Korea Guarantee is validly issued and (2) the Notes mature.

Section 4.17      No Amendment to Subordination Provisions.

      (a) The Notes issued pursuant to this Indenture are hereby designated as "Parent Designated Senior Indebtedness" for purposes of the Subordinated Note Indenture.

      (b) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company will not, and will not permit any of its Subsidiaries to, amend, modify or alter the Subordinated
Note Indenture in any way to:

            (1) increase the rate of or change the time for payment of interest on any Subordinated Notes;

            (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes;

            (3) alter the redemption provisions or the price or terms at which the Company or any of its Subsidiaries is required to offer to purchase any Subordinated Notes; or

            (4) amend the provisions of Article 11 of the Subordinated Note Indenture or Article 4 of the Second Supplemental Indenture to the Subordinated Note Indenture, dated as of October 11, 2004 (which relate to subordination).

Section 4.18      Payments for Consent.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19      Payment of Additional Amounts.

      All payments of, or in respect of, principal of, premium and interest on, the Notes or under the Note Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Singapore or any other jurisdiction in which any Guarantor is organized or resident for tax purposes or from or through which payment is made, (including, in each case, any political subdivision thereof) (the "Relevant Jurisdiction") or any authority thereof or therein having power to tax unless these taxes, duties, assessments or governmental charges are required to be withheld or deducted. In that event, the Company (or the Guarantor, as the case may be) agrees to pay such additional amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges of the Relevant Jurisdiction) in the payment to each Holder of a Note of the amounts that would have been payable in respect of such Notes or under the Note Guarantees had no withholding or deduction been required (such amounts, "Additional Amounts"), except that no Additional Amounts shall be payable for or on account of:

      (a) any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that such Holder:

            (1) has a present or former connection with the Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Note or under the Note Guarantees; or

            (2) presented such Note more than 30 days after the date on which the payment in respect of such Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

      (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      (c) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of interest or principal on the Notes or under the Note Guarantees;

      (d) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the Beneficial Owner of a Note with a request by the Company addressed to the Holder (1) to provide information concerning the nationality, residence or identity of the Holder or such Beneficial Owner or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of
(1) and (2), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or

      (e) any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment of the principal of or premium or interest on any Note to any Holder who is a fiduciary or partnership or other than the sole Beneficial Owner of the payment to the extent that, if the Beneficial Owner had held the Note directly, such Beneficial Owner would not have been entitled to the Additional Amounts.

      If any taxes are required to be deducted or withheld from payments on the Notes or under the Note Guarantees, the Company shall promptly provide a receipt of the payment of such taxes (or if such receipt is not available, any other evidence of payment reasonably acceptable to the Trustee).

      Any reference herein to the payment of the principal of or interest on any Note shall be deemed to include the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable hereunder.

Section 4.20      Additional Note Guarantees.

      If, after the Issue Date, the Company forms or otherwise acquires, directly or indirectly, any Restricted Subsidiary, the Company shall cause the Restricted Subsidiary to Guarantee the Notes under a Note Guarantee on the terms and conditions in this Indenture and the Subsidiary Guarantee Agreement; provided, however, in the event the Company or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction other than the United States and the jurisdiction prohibits by law, regulation or order the Restricted Subsidiary from providing a Guarantee, the Company shall use all commercially reasonable efforts, including pursuing required waivers, over a period up to one year, to provide the Guarantee; provided, however, that the Company shall not be required to use commercially reasonable efforts relating to the Subsidiaries for more than a one-year period or a shorter period as the Board of Directors of the Company shall determine in good faith that it has used all commercially reasonable efforts. If the Company or the Restricted Subsidiary is unable during the period to obtain an enforceable Note Guarantee in the jurisdiction, then the Restricted Subsidiary shall not be required to provide a Note Guarantee so long as the Restricted Subsidiary does not Guarantee any other Indebtedness of the Company or the Restricted Subsidiaries. The form of such Note Guarantee is attached as Exhibit E hereto.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

      The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person, referred to as a "Successor Company," shall be a Person organized and existing under the laws of Singapore or of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not the Company, shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture, the Notes and the Registration Rights Agreement;

            (2) immediately after giving effect to the transaction, and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of the transaction as having been Incurred by the Successor Company or the Subsidiary at the time of the transaction, no Default shall have occurred and be continuing;

            (3) immediately after giving effect to the transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of Section 4.09 hereof or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the same ratio for the Company and its Restricted Subsidiaries immediately prior to the transaction;

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and any supplemental indenture comply with this Indenture;

            (5) if the merging corporation is organized and existing under the laws of Singapore and the Successor Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or if the merging corporation is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company is organized and existing under the laws of Singapore (any such event, a "Foreign Jurisdiction Merger"), the Company shall have delivered to the Trustee an Opinion of Counsel that the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the transaction and will be taxed in the same manner and on the same amounts and at the same times as would have been the case if the transaction had not occurred; and

            (6) in the event of a Foreign Jurisdiction Merger, the Company shall have delivered to the Trustee an Opinion of Counsel from Singapore or other applicable jurisdiction that (A) any payment of interest or principal under or relating to the Notes or the Note Guarantees will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from the Taxes described under Section 3.07(e) hereof and (B) no other taxes on income, including capital gains, will be payable by Holders of the Notes under the laws of Singapore or any other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes relating to the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon, provided that the Holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in Singapore or other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes;

provided, however, that clause (3) above shall not apply (A) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of the transaction is to change the jurisdiction of incorporation of the Company or (B) in the case of a merger of the Company with or into one of its Wholly Owned Subsidiaries.

      The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement and the Company, except in the case of a lease, shall be automatically released from its obligations under this Indenture, the Notes and the Registration Rights Agreement.

Section 5.02      Merger, Consolidation, or Sale of Assets of Guarantors.

      Except as otherwise provided in Section 2.05 of the Subsidiary Guarantee Agreement, no Guarantor may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

      (a) the resulting, surviving or transferee Person if not the Guarantor shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and the Person shall expressly assume, by executing a supplemental indenture satisfactory to the Trustee, all the obligations of the Guarantor under this Agreement, the Subsidiary Guarantee Agreement and the Registration Rights Agreement;

      (b) immediately after giving effect to the transaction or transactions on a pro forma basis, and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by the Person at the time of the transaction, no Default shall have occurred and be continuing; and

      (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture complies with this Agreement.

      The provisions of clauses (a) and (b) above shall not apply to any one or more transactions involving a Guarantor which constitute an Asset Sale if such transactions are made in compliance with the applicable provisions of Section
4.10 hereof.

      In case of any such consolidation, merger, conveyance, transfer, lease, or sale, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement and the Subsidiary Guarantee Agreement to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein and therein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Agreement and the Subsidiary Guarantee Agreement as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement and the Subsidiary Guarantee Agreement as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (c) of this Section 5.02, nothing contained in this Agreement, the Subsidiary Guarantee Agreement or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, or any Additional Amounts, with respect to, the Notes;

            (2) default in the payment when due (at Stated Maturity, upon redemption, required repurchase, declaration or otherwise) of the principal of, or premium, if any, on the Notes;

            (3) failure by the Company or any Guarantor to comply with the provisions of Section 5.01 hereof;

            (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its obligations under
      Section 4.15 hereof other than a failure to purchase the Notes as required thereunder, Section 4.10 hereof other than a failure to purchase the Notes as required thereunder, and Sections 4.03, 4.07, 4.08, 4.09, 4.11 and 4.20 hereof;

            (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Subsidiary Guarantee Agreement;

            (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay principal of such
            Indebtedness prior to the expiration of the applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case, the total unpaid principal amount of any such Indebtedness, together with the total unpaid principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

            (7) any judgment or decree for the payment of money in excess of $15.0 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice thereof to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

            (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due;

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Restricted
            Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of the Company or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Company or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days; or

            (10) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in compliance with the terms of the Note Guarantee, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or
(7), its status and what action the Company s taking or proposes to take with respect thereto.

Section 6.02      Acceleration.

      In the case of an Event of Default specified in clause (8) or (9) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Credit Facilities is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Credit Facilities or (2) five Business Days after receipt by the Company or such Guarantor of written notice of such acceleration.

      Upon any such declaration, the Notes shall become due and payable immediately.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

      If an Event of Default occurs on or after November 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to November 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount, for each of the years beginning on November 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

                                    YEAR                                             PERCENTAGE
                                    ----                                             ----------
2004............................................................................      6.75000%
2005............................................................................      5.90625%
2006............................................................................      5.06250%
2007............................................................................      4.21875%

Section 6.03      Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such

Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

      Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01      Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 and 5 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except any Event of Default pursuant to Sections 6.01(a) or (b) hereof or any Default or Event of Default of which the Trustee shall have received written notification.

Section 7.05      Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

      (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture and the Subsidiary Guarantee Agreement against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

      (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

      (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

            (2) the Company's obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

            (4) this Article 8.

      Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19 and 4.20 hereof and clause (3) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee:

                  (A) an Opinion of U.S. Counsel reasonably acceptable to the
            Trustee confirming that:

                        (i) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                        (ii) since the Issue Date, there has been a change in
                  the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

                  (B) an opinion of Singapore counsel and of any other
            jurisdiction in which the Company is organized, resident or engaged in business for tax purposes that:

                        (i) Holders of the outstanding Notes will not recognize
                  income, gain or loss for purposes of the tax laws of the jurisdiction as a result of such Legal Defeasance and will be subject for purposes of the tax laws of that jurisdiction to income tax on the same amounts, in the same manner and at the same times as would have been the case if Legal Defeasance had not occurred and

                        (ii) payments from the defeasance trust will be free or
                  exempt from any and all withholding and other taxes of whatever nature of the jurisdiction or any political subdivision or taxing authority except in the case of a payment made to a Holder which can be taxed by reason of the Holder's carrying on a business in Singapore or other jurisdiction;

            (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee:

                  (A) an Opinion of U.S. Counsel reasonably acceptable to the
            Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (B) an opinion of Singapore counsel and of any other
            jurisdiction in which the Company is organized, resident or engaged in business for tax purposes that:

                        (i) Holders of the outstanding Notes will not recognize
                  income, gain or loss for purposes of the tax laws of the jurisdiction as a result of such Covenant Defeasance and will be subject for purposes of the tax laws of that jurisdiction to income tax on the same amounts, in the same manner and at the same times as would have been the case if Covenant Defeasance had not occurred; and

                        (ii) payments from the defeasance trust will be free or
                  exempt from any and all withholding and other taxes of whatever nature of the jurisdiction or any political subdivision or taxing authority except in the case of a payment made to a Holder which can be taxed by reason of the Holder's carrying on a business in Singapore or other jurisdiction;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

            (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the

Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees without the consent of any Holders of Notes:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 hereof or Article 2 of the Subsidiary Guarantee Agreement;

            (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to conform the text of this Indenture, the Note Guarantee, the Notes or the Subsidiary Guarantee Agreement to any provision of the "Description of Notes" section of the Company's Offering Memorandum dated November 5, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Notes or the Subsidiary Guarantee Agreement;

            (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

            (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

            (9) to make any other modifications to this Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees of a formal, minor pr technical nature or necessary to correct a manifest error or upon Opinion of Counsel to comply with mandatory provisions of the law of Singapore or other foreign law requirements so long as such modification does not adversely effect the rights of any Holder of the Notes in any material respect.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, clause
(e) of Section 3.07 and Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantee Agreement and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantee Agreement or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section
2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Subsidiary Guarantee Agreement or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to clause (e) of Section
      3.07 and Sections 3.09, 4.10 and 4.15 hereof);

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by clause (e) of Section 3.07 and Sections 3.09, 4.10 or 4.15 hereof);

            (8) release any Guarantor from any of its obligations under its Note Guarantee, this Indenture or the Subsidiary Guarantee Agreement, except in accordance with the terms of this Indenture and the Subsidiary Guarantee Agreement; or

            (9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                           SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (1)   either:

                  (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

      Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 11.02 Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company and/or any Guarantor:

      STATS ChipPAC Ltd.
      10 Ang Mo Kio Street 65
      #05-17/20 Techpoint
      Singapore 569059
      Facsimile No.:  (65) 6720-7829
      Attention:  Michael G. Potter

      With a copy to:
      Kirkland & Ellis LLP
      777 South Figueroa Street
      Los Angeles, CA 90017-5800
      Facsimile No.:  (213) 680-8500
      Attention:  Eva Davis, Esq.

      If to the Trustee:
      U.S. Bank National Association
      60 Livingston Avenue EP-MN-WS3C
      St. Paul, MN 55107-2292
      Facsimile No.:  (651) 495-8097
      Attention:  Corporate Trust Department

      The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Subsidiary Guarantee Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09 JURISDICTION.

      TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, the company IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER or the trustee on behalf of such holder ARISING OUT OF OR RELATING TO THIS indenture OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 11.10 Waiver of Immunity.

      To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or the Notes.

Section 11.11 Process Agent.

      The Company has appointed CT Corporation System (the "Process Agent"), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company in any such suit, action or proceeding.

Section 11.12 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13 Successors.

      All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture or the Subsidiary Guarantee Agreement will bind its successors, except as otherwise provided in
Section 2.05 of the Subsidiary Guarantee Agreement.

Section 11.14 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.15 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.16 Currency Indemnity.

      The U.S. dollar is the sole currency of account and payment for all sums payable by the Company in connection with the Notes. Any amount received or recovered in a currency other than the U.S. dollar in respect of the Notes (whether as a result of, or for the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Trustee or any Holder in respect of any sum expressed to be due to it from the Company will constitute a discharge of the Company only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event the Company will indemnify the recipient against the cost of making any such purchase.

      For the purposes of this Section 11.16, it will be sufficient for a Holder or the Trustee to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Company, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Section 11.17 Currency Calculation.

      Except as otherwise expressly set forth herein, for purposes of determining compliance with any U.S. dollar-denominated restriction herein, the U.S. dollar-equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.

Section 11.18 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of November 18, 2004

                                       STATS CHIPPAC LTD.

                                       By: /s/ Tan Lay Koon
                                           ------------------------------
                                           Name: Tan Lay Koon
                                           Title: President and Chief
                                                  Executive Officer

                                       U.S. BANK NATIONALASSOCIATION

                                       By: /s/ Lori Anne Rosenberg
                                           ------------------------------
                                           Name: Lori Anne Rosenberg
                                           Title: Assistant Vice President

                          Signature Page to indenture

                                 [Face of Note]

                                   CUSIP/CINS [85771T AA 2 / US85771TAA25][144A]
                                             [Y8162B AA 3 / USY8162BAA36][Reg S]

                          6/3/4%% Senior Notes due 2011

No. ___                                                            $____________

                               STATS CHIPPAC LTD.

promises to pay to Cede & Co. or registered assigns,

the principal sum of ________________________________________________ DOLLARS on
November 15, 2011.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:  November 18, 2004

                                                     STATS CHIPPAC LTD.

                                                     By:
                                                          ______________________
                                                           Name:
                                                           Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
     _________________________
          Authorized Signatory

                                 [Back of Note]

                          6 3/4% Senior Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. STATS ChipPAC Ltd., a corporation organized under the laws of the republic of Singapore (the "Company"), promises to pay interest on the principal amount of this Note at 6 -3/4% per annum from November 18, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2005. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Company issued the Notes under an Indenture dated as of November 18, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Notes are guaranteed by the Guarantors pursuant to the terms of the Subsidiary Guarantee Agreement. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

            (5)   OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to November 15, 2008. On or after November 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

      Year                                              Percentage
      ----                                              ----------
      2008.....................................           103.375%
      2009.....................................           101.688%
      2010 and thereafter......................           100.000%

      Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 15, 2007, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the issuance of any Additional Notes hereunder) at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more sales of common Equity Interests (other than Disqualified Stock) of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

      (c) At any time prior to November 15, 2008, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

      (d) If, as a result of (i) any amendment after the date of the Indenture to, or change after the date of the Indenture in, the laws or regulations of any Relevant Jurisdiction, or (ii) any change after the date of the Indenture in the general application or general or official interpretation of the laws or regulations of any Relevant Jurisdiction applicable to the Company, the Company would be obligated to pay, on the next date for any payment and as a result of that change, Additional Amounts as described in Section 4.19 of the Indenture with respect to the Relevant Jurisdiction, which the Company cannot avoid by the use of reasonable measures available to it, then the Company may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued interest and Liquidated Damages, if any, to the redemption date.

            (6)   MANDATORY REDEMPTION.

      The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7)   REPURCHASE AT THE OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, on the 365(th) day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

      (c) Upon the occurrence of a Korea Guarantee Offer Event, the Company will make an offer (a "Korea Guarantee Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Korea Guarantee Payment"). Within 30 days following a Korea Guarantee Offer Event, the Company will mail a notice to each Holder setting forth the procedures governing the Korea Guarantee Offer as required by the Indenture.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

            (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes Including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees to any provision of the "Description of Notes" section of the Company's Offering Memorandum dated November 5, 2004 relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" section was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantee Agreement, the Notes or the Note Guarantees; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture, an amendment to the Subsidiary Guarantee Agreement and/or a Note Guarantee with respect to the Notes.

            (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, or any Additional Amounts, with respect to, the Notes; (ii) default in the payment when due (at Stated Maturity, upon required repurchase, declaration, redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any Guarantor to comply with the provisions of Section 5.01 of the Indenture hereof; (iv) failure by the Company or any of its Restricted Subsidiaries for

      30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its obligations under
      Section 4.15 of the Indenture other than a failure to purchase the Notes as required thereunder, Section 4.10 of the Indenture other than a failure to purchase the Notes as required thereunder, and Sections 4.03, 4.07, 4.08, 4.09, 4.11 and 4.20 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Subsidiary Guarantee Agreement; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the total unpaid principal amount of any such Indebtedness, together with the total unpaid principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) any judgment or decree for the payment of money in excess of $15.0 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice thereof to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (viii) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case, (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary and (D) the order or decree remains unstayed and in effect for 60 consecutive days; or (x) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in compliance with the terms of the Note Guarantee, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except as provided in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Indenture or the Subsidiary Guarantee Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of November 18, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 Techpoint
Singapore 569059
Facsimile No.:  (65) 6720-7829
Attention:  Michael G. Potter

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I)   or (we) assign and transfer this Note to: ________________________________
                                              (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company.
  The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature: _________________________
                                           (Sign exactly as your name appears on
                                                       the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 , 4.15 or 4.16 of the Indenture, check the appropriate box below:

      -- Section 4.10       -- Section 4.15         --Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                   Your Signature: ____________________________
                                       (Sign exactly as your name appears on the
                                                              face of this Note)

                                   Tax Identification No.:_____________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                       Amount of decrease                              this Global Note         Signature of
                       in Principal Amount   Amount of increase in      following such       authorized officer
                               of             Principal Amount of          decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------       ------------------    ---------------------    -------------------    ------------------


*     This schedule should be included only if the Note is issued in global form

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 Techpoint
Singapore 569059

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

      Re: 6 3/4% Senior Notes due 2011 of STATS ChipPAC Ltd.

      Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between STATS ChipPAC Ltd., as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

      4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      (a)[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       _________________________________________
                                           [Insert Name of Transferor]

                                       By: _____________________________________
                                           Name:
                                           Title:

Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)  [ ] a beneficial interest in the:

                            (i)    [ ] 144A Global Note (CUSIP _________), or

                            (ii)   [ ] Regulation S Global Note (CUSIP _____, or

                            (iii)  [ ] IAI Global Note (CUSIP _________); or

                  (b)  [ ] a Restricted Definitive Note.

      2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)  [ ] a beneficial interest in the:

                            (i)    [ ] 144A Global Note (CUSIP _________), or

                            (ii)   [ ] Regulation S Global Note (CUSIP _____),or

                            (iii)  [ ] IAI Global Note (CUSIP _________); or

                            (iv)   [ ] Unrestricted Global Note (CUSIP _____);or

                  (b)  [ ] a Restricted Definitive Note; or

                  (c)  [ ] an Unrestricted Definitive Note,

                 in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 Techpoint

Singapore 569059

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

      Re: 6 3/4%% Senior Notes due 2011 of STATS ChipPAC Ltd.

                              (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between STATS ChipPAC Ltd., as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ]144A Global Note, [ ]Regulation S Global Note, [ ]IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       _________________________________________
                                       [Insert Name of Transferor]

                                     By:________________________________________
                                        Name:
                                        Title:

Dated:  ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 Techpoint
Singapore 569059

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

      Re: 6 3/4%% Senior Notes due 2011 of STATS ChipPAC Ltd.

      Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between STATS ChipPAC Ltd., as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

          we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     ___________________________________________
                                       [Insert Name of Accredited Investor]

                                     By: _______________________________________
                                         Name:
                                         Title:

Dated:  _______________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

      For value received, each Guarantor (which term includes any successor Person under the Subsidiary Guarantee Agreement) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Subsidiary Guarantee Agreement and subject to the provisions in the Subsidiary Guarantee Agreement dated as of November 18, 2004 (the "Agreement") among STATS ChipPAC, Ltd. (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Agreement (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee, the Indenture and the Agreement are expressly set forth in Article 2 of the Agreement and reference is hereby made to the Agreement for the precise terms of the Note Guarantee.

      Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                       [NAME OF GUARANTOR(S)]

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT F

                    [FORM OF SUBSIDIARY GUARANTEE AGREEMENT]

                                      F-1